Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) of our report dated January 8, 2021, relating to the financial statements of TELUS International (Cda) Inc., appearing in Registration Statement No. 333-251993 on Form F-1.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

February 2, 2021